As filed with the Securities and Exchange Commission on July 20, 2021

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOLKUP DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	3620	32-0499929
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Folkup Development Inc.

Unit 17-18, 23/F, Metropole Square

2 On Yiu Street, Sha Tin

New Territories, Hong Kong

+852 3487-6330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hak Yiu Ng

President

Folkup Development Inc.

Unit 17-18, 23/F, Metropole Square

2 On Yiu Street, Sha Tin

New Territories, Hong Kong

+852 3487-6330

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 7(a)(2)(B) of the Exchange Act. ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$3.00	$15,000,000	$1,636.50	(3)

_____________

(1)

The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 2,500,000 shares sold and the gross proceeds will be $7,500,000.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

_____________

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	This offering price has been estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act.

2

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION ON JULY 20, 2021

5,000,000 SHARES OF COMMON STOCK

This is a public offering (the “Offering”) of common stock of Folkup Development Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of up to 5,000,000 shares of our common stock at a fixed price of $3.00 per share. We estimate our total offering registration costs to be approximately $75,000. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. None of the funds from the offering will be placed in an escrow, trust or similar account, but will be available to us immediately. The Offering will commence promptly on the date upon which the registration statement is declared effective with the Securities and Exchange Commission (the “SEC”) and will conclude upon the earlier of (i) when the Offering period ends (16 months from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the board of directors decides that it is in the best interest of the Company to terminate the Offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended (the “Exchange Act”). This prospectus will permit our directors to sell the shares directly to the public. No commission or other compensation related to the sale of the shares will be paid to the directors. We are making this Offering without the involvement of underwriters or broker-dealers.

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$3.00	Not Applicable	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Totals	$3.00	Not Applicable	$3,750,000	$7,500,000	$11,250,000	$15,000,000

We may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 7.

The Company is currently in an early stage of growth and has little revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these shares of common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

3

PART I - INFORMATION REQUIRED IN PROSPECTUS

4

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Folkup Development” refer to Folkup Development Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Our Corporate History and Background

The Company was incorporated on July 5, 2016, under the laws of the State of Nevada.

On June 26, 2020, Milena Topolac Tomovic, the then major shareholder, entered into a Stock Purchase Agreement with Hak Yiu Ng, wherein Milena Topolac Tomovic sold 3,000,000 shares of the Company’s common stock, then representing approximately 78.9% of all issued and outstanding shares of common stock, to Mr. Ng.

Milena Topolac Tomovic served as President, Secretary, Treasurer and a director from July 5, 2016 until her resignation on July 6, 2020. Effective from July 6, 2020, Milena Topolac Tomovic resigned as a director, and from the offices of President, Secretary and Treasurer of, the Company. Immediately prior to such resignation, Ms. Topolac Tomovic, as the sole member of the board of directors at such time, appointed Hak Yiu Ng as a director, and as President, Secretary and Treasurer of the Company. Mr. Ng was the Company’s sole officer and director until November 25, 2020.

On November 25, 2020, Hak Yiu Ng resigned as Secretary and was appointed Chairman of the Board of Directors of the Company. On November 25, 2020, Huang Zhen Kun was appointed Chief Executive Officer and a Director; Lau Kit Yan, Mark was appointed Chief Financial Officer, Secretary and a Director; Poon To Ming was appointed Chief Operating Officer; Wong Ka Hing Andrew was appointed Chief Marketing Officer; and Xu Ming was appointed Chief Technology Officer.

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

From inception until we completed our reverse acquisition of Powertech Holdings, the principal business of the Company was a plan to establish a business to lease and sell certain items or means of what we referred to as eco-transport. These items are commonly known under the names: a Segway, a gyro-scooter or a self-balanced two-wheeled scooter, a self-balanced mono-wheeled scooter and a two-wheeled hoverboard. We expected our products and services to be demanded by establishments or enterprises or events, for instance, conferences held in large facilities, or touristic agencies and other establishments or organizations that face the problem of covering large distances by employees or visitors of theirs.

5

Recent Developments

Share Exchange Agreement

On November 25, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Powertech Holdings Company Limited, a British Virgin Islands corporation (“Powertech Holdings”), and the holders of common shares of Powertech Holdings. The holders of the common stock of Powertech Holdings consisted of 48 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 6,000,000 shares of common stock in consideration for all the issued and outstanding shares in Powertech Holdings. Hak Yiu Ng, the Company’s sole officer and director, is the beneficial holder of 4,000,000 common shares, or 76.8%, of the issued and outstanding shares of Powertech Holdings. The effect of the issuance of the 6,000,000 shares issued under the Share Exchange Agreement is that the former shareholders of Powertech holdings acquired 61.2% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Ng was the holder of 3,000,000 shares of common stock, or 78.9%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Ng acquired 4,607,408 shares of common stock of the Company, by virtue of his 76.8% beneficial ownership of Powertech Holdings. The remaining 47 common shareholders of Powertech Holdings acquired 1,392,592 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 23.2% beneficial ownership of Powertech Holdings.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Ng is now the beneficial holder of 7,607,408 shares of common stock, or 77.6%, of the issued and outstanding shares of common stock of Powertech Holdings.

As a result of the share exchange, Powertech Holdings is now a wholly-owned subsidiary of the Company.

The share exchange transaction with Powertech Holdings was treated as a reverse acquisition, with Powertech Holdings as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Powertech Holdings.

On November 25, 2020, the Company’s Board of Directors approved a change in its fiscal year end from November 30 to December 31, effective beginning with the Company’s next fiscal year, which will now begin on January 1, 2021 and end on December 31, 2021 (the “New Fiscal Year”).

Exclusive Patent License Agreements

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with Fushan Baohua Renewable Energy Co Ltd (PRC) (“Fushan Baohua”), an entity duly formed and existing under the laws of the People’s Republic of China (the “Fushan Baohua License Agreement”), pursuant to which the Company has licensed from Fushan Baohua the patents for the technology underlying Liftable Soar Pergola, Expandable Soar Pergola and Foldable Solar Pergola products of the Company. The term of the Fushan Baohua License Agreement is for the terms of the underlying patents and covers all countries and territories in the world. The Liftable Soar Pergola patent expires on August 5, 2029, the Expandable Soar Pergola patent expires on August 2, 2029, and the Foldable Solar Pergola patent expires on August 2, 2029. The Company paid consideration of $10.00 for entering into the Fushan Baohua License Agreement. Fushan Baohua is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with PowerWatt Engineering Co. Ltd. (“PowerWatt Engineering”), an entity duly formed an existing under the laws of Hong Kong, (the “PowerWatt Engineering License Agreement”), pursuant to which the Company has licensed from PowerWatt Engineering the patents for the technology underlying the Foldable Solar Pergola, The Solar Photovoltaic Sunlight House, and RPP Ballast Solar System products of the Company. The term of the PowerWatt Engineering License Agreement is for the terms of the underlying patents and covers all countries and territories in the world. The Foldable Solar Pergola patent expires on November 26, 2028, the Solar Photovoltaic Sunlight House patent registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 2, 2027, and the RPP Ballast Solar System registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 5, 2027. The Company paid consideration of $10.00 for entering into the PowerWatt Engineering License Agreement. PowerWatt Engineering is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

6

Certain Information about this Offering

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$3.00	Not Applicable	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Totals	$3.00	Not Applicable	$3,750,000	$7,500,000	$11,250,000	$15,000,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. While our shares of common stock are quoted on the Pink tier of the OTC Markets Group, Inc. (the “OTC Markets”), our common stock is not traded or on any exchange. There can be no assurance that any market for our stock will develop on the OTC Markets or that our common stock will ever be quoted on a stock exchange.

We are a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have (i) a public float of less than $250,000,000 or (ii) annual revenues of less than $100,000,000 during the most recently completed fiscal year and no public float, or a public float of less than $700 million. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

Our fiscal year end is December 31. Our audited financial statements for the quarter ended March 31, 2021, were prepared assuming that we will continue our operations as a going concern. Our accumulated loss for the period from March 15, 2016 (inception) to the fiscal quarter ended March 31, 2021 was $1,936,988. For the three months ended March 31, 2021, we earned revenues of $796,301.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2020. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

7

The Offering

Securities offered:	We are offering up to 5,000,000 of our common stock.

Offering price:	We will offer and sell our shares of common stock at a fixed price of $3.00 per share.

Shares outstanding prior to offering:	9,800,000

Shares outstanding after offering:	14,800,000

Market for the common shares:

There is a limited public market for our shares. Our common stock is quoted on the OTC Pink tier of the OTC Markets Group, Inc. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 5,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, further development of our business. See “Use of Proceeds” on page 20 for more information on the use of proceeds.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended December 31, 2020, and our unaudited financial statements for the three months ended March 31, 2021. Our working capital balance at March 31, 2021 was $3,114,392.

For the Fiscal Year December 31, 2020

Financial Summary (Audited)
Cash and Deposits	$347,751
Total Assets	3,324,778
Total Liabilities	210,386
Total Stockholder’s Equity (Deficit)	$(1,588,513)

8

For the Fiscal Year ended December 31, 2020

Consolidated Statements of Expenses and Net Loss
Total Operating Expenses	$1,465,988
Net Loss for the Period	$(907,225)

For the Fiscal Quarter ended March 31, 2021

Financial Summary (Unaudited)
Cash and Deposits	$347,751
Total Assets	3,324,778
Total Liabilities	210,386
Total Stockholder’s Equity (Deficit)	$(1,588,513)

For the three months ended November 30, 2019

Total Operating Expenses	$9,136
Net Loss for the Period	$(35,214)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2020 and 2019, and our unaudited financial statements for the three months ended March 31, 2021, were prepared assuming that we will continue our operations as a going concern. Our wholly-owned subsidiary, Powertech Holdings, was incorporated on September 21, 2020, and has net revenues of $796,301, and a net loss of $35,214, at March 31, 2021. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

9

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website and mobile application marketing and development expenses, and for administrative expenses, which management estimates to be approximately $2,000,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our wholly-owned subsidiary, Powertech Holdings, was incorporated on September 21, 2020, and our net loss for the year ended December 31, 2019 was $598,941, and our comprehensive loss for the year ended December 31, 2019 was $602,843. We have a limited number of customers, and we have earned limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven -marketing strategy. Our primary business activities will be focused on selling our renewable energy products. Although we believe that our business has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of Powertech Holdings, by way of the Share Exchange Agreement, by and among the Company, Powertech Holdings, and the holders of common shares of Powertech Holdings, is of critical importance to our business and involves complex legal, business, and accounting issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because have limited revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate meaningful revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

10

We process, store and use personal information and other data, which subjects us to governmental regulations and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

We operate in a highly competitive industry and may face increased competition.

We operate in the renewable energy industry and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Our main competitors include approximately 20 competitors in Hong Kong, and we expect more competitors in the future, some of which we expect will be supported by government subsidies. In addition, as we seek to expand our market share and to penetrate into new markets, we may have difficulty competing. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our potential customers will require a high degree of reliability in the delivery of our products and services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to deliver highly functional products and generally error-free services, and a satisfactory experience for our customers. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our operations. We also depend on third parties over which we have no control.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which use our products and services, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

11

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We operate in a highly competitive industry and may face increased competition.

We operate in the renewable energy industry and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Our main competitors include approximately 20 competitors in Hong Kong, and we expect more competitors in the future, some of which we expect will be supported by government subsidies. In addition, as we seek to expand our market share and to penetrate into new markets, we may have difficulty competing. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

12

If demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer.

Our future success depends on continued demand for solar energy solutions and the ability of solar equipment vendors to meet this demand. The solar industry is an evolving industry that has experienced substantial changes in recent years, and we cannot be certain that consumers and businesses will adopt solar energy as an alternative energy source at levels sufficient to grow our business. If demand for solar energy fails to develop sufficiently, demand for our products will decrease, which would have an adverse impact on our ability to increase our revenue and grow our business.

The interruption of the flow of components and materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports.

We purchase most of our components and materials from China through arrangements with various vendors. Political, social or economic instability in these regions, or in other regions where our products are made, could cause disruptions in trade, including exports to Hong Kong. Other events that could also cause disruptions to our supply chain, no matter from where we obtain components and materials, include:

•	the imposition of additional trade law provisions or regulations;
•	quotas imposed by bilateral trade agreements;
•	foreign currency fluctuations;
•	natural disasters;
•	public health issues and epidemic diseases, their effects (including any disruptions they may cause) or the perception of their effects, such as the ongoing novel coronavirus outbreak;
•	theft;
•	restrictions on the transfer of funds;
•	the financial instability or bankruptcy of vendors; and
•	significant labor disputes, such as dock strikes.

We cannot predict whether the countries in which our components and materials are sourced, or may be sourced in the future, will be subject to new or additional trade restrictions imposed by non-Hong Kong governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including new or increased tariffs or quotas, border taxes, embargoes, safeguards and customs restrictions against certain components and materials, as well as labor strikes and work stoppages or boycotts, could increase the cost or reduce or delay the supply of components and materials available to us and adversely affect our business, financial condition or results of operations.

The loss of the services of Hak Yiu Ng, our sole director and officer, and majority shareholder, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

We are highly dependent on Hak Yiu Ng, who is our sole director and officer, and beneficially owns approximately 77.6% of our issued and outstanding shares of common stock. The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Mr. Ng or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

13

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $50,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $250 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $250 million.

14

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We face risks related to the Novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

It will be extremely difficult to acquire jurisdiction of and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our sole director and officer resides outside of the United States, in Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised Hong Kong and the PRC do not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, there are no extradition treaties now in effect between the United States and, on the other hand, Hong Kong and China, which would permit effective enforcement of criminal penalties of the Federal securities laws.

15

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock presently has a limited trading market, with no substantive daily trading volume, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock trade only nominally and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We expect to experience volatility in our stock price, which could negatively affect stockholders’ investments.

Although our common stock is quoted on the OTCQB under the symbol “FLDI”, there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Stockholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock”, such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

16

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 5,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 5,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Hak Yiu Ng, our Chief Executive Officer and sole director, who will receive any commission. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

17

If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 75,000,000 shares of common stock with a par value of $0.001 per share. As of the date of this Prospectus, the Company had 9,800,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 65,200,000 shares of common stock. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our stockholders. We have previously issued shares of our common stock in exchange for services provided to the Company and for certain rights, including as consideration for intellectual property rights. Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current stockholders.

As an emerging growth company within the meaning of the Securities Act, we may utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute compensation not previously approved. We have in this prospectus utilized, and we may in future filings with the SEC continue to utilize, the modified disclosure requirements available to emerging growth companies. As a result, our stockholders may not have access to certain information they may deem important.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to not “opt out” of this exemption from complying with new or revised accounting standards, and, therefore, we are permitted to adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and are permitted to do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We could remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

18

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

19

USE OF PROCEEDS

Our public offering of 4,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 4,000,000 shares offered at a public offering price of $3.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $25,565 for accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $15,000,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$3,750,000	$7,500,000	$11,250,000	$15,000,000

Offering expenses	25,565	25,565	25,565	25,565

Solar Power equipment manufacturing and installation costs for 40 megawatt power plant	-	4,750,000	4,750,000	4,750,000
Hydroponic farming equipment manufacturing and installation for hydroponic farm	3,500,000	2,400,000	4,750,000	4,750,000
Acquisitions of existing complementary businesses	-	-	1,250,000	4,750,500
Professional fees	200,000	265,000	300,000	350,000
Contingency	49,435	59,435	174,435	374,435
Totals	$3,750,000	$7,500,000	$11,250,000	$15,000,000

__________

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 5,000,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $15,000,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering our offering of 5,000,000 shares is fixed at $3.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2020, the net tangible book value of our shares of common stock was $3,114,398 or $0.31 per share based upon 9,800,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$3.00
Net tangible book value per share before offering	$0.31
Potential gain to existing shareholders	$2.69
Potential gain to existing shareholders net of offering expenses	$2.69
Net tangible book value per share after offering	$1.23
Increase to present stockholders in net tangible book value per share after offering	$0.92
Capital contributions	$90,000.00
Number of shares outstanding before the offering	9,800,000
Number of shares after offering held by existing stockholders	14,800,000
Percentage of ownership after offering	66.2%

20

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$3.00
Book value per share after offering	$1.23
Dilution per share	$1.77
Capital contributions	$15,000,000
Percentage of capital contributions	99.4%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.7%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$3.00
Book value per share after offering	$1.07
Dilution per share	$1.93
Capital contributions	$11,250,000
Percentage of capital contributions	77.1%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	27.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$3.00
Book value per share after offering	$0.92
Dilution per share	$2.08
Capital contributions	$7,500,000
Percentage of capital contributions	69.2%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	18.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$3.00
Book value per share after offering	$0.64
Dilution per share	$2.36
Capital contributions	$3,350,000
Percentage of capital contributions	53.0%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	11.3%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Public Offering of 5,000,000 Shares of Common Stock

We have 9,800,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 5,000,000 shares of its common stock for sale at the price of $3.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Hak Yiu Ng will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ng is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Mr. Ng will sell the 5,000,000 shares of the Company’s common stock and intend to offer the shares to friends, family members and business acquaintances. Mr. Ng will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ng is not, and has not been, within the past 12 months, a broker or dealer, and Mr. Ng is, and has not been within the past 12 months, an associated person of a broker or dealer. Upon completion of the offering, Mr. Ng will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ng will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

21

We will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $3.00 for the duration of this offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $3.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

22

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. As of June 9, 2021, there were 9,800,000 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Warrants

We have no warrants issued or outstanding.

Convertible Notes

We have no warrants issued or outstanding.

23

Registration Rights

We have no registration rights agreements with any person.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, New York 11598, and whose telephone number is (212) 828-8436.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

24

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

The Company was incorporated on July 5, 2016, under the laws of the State of Nevada.

On June 26, 2020, Milena Topolac Tomovic, the then major shareholder, entered into a Stock Purchase Agreement with Hak Yiu Ng, wherein Milena Topolac Tomovic sold 3,000,000 shares of the Company’s common stock, then representing approximately 78.9% of all issued and outstanding shares of common stock, to Mr. Ng.

Milena Topolac Tomovic served as President, Secretary, Treasurer and a director from July 5, 2016 until her resignation on July 6, 2020. Effective from July 6, 2020, Milena Topolac Tomovic resigned as a director, and from the offices of President, Secretary and Treasurer of, the Company. Immediately prior to such resignation, Ms. Topolac Tomovic, as the sole member of the board of directors at such time, appointed Hak Yiu Ng as a director, and as President, Secretary and Treasurer of the Company. Mr. Ng was the Company’s sole officer and director until November 25, 2020.

25

On November 25, 2020, Hak Yiu Ng resigned as Secretary and was appointed Chairman of the Board of Directors of the Company. On November 25, 2020, Huang Zhen Kun was appointed Chief Executive Officer and a Director; Lau Kit Yan, Mark was appointed Chief Financial Officer, Secretary and a Director; Poon To Ming was appointed Chief Operating Officer; Wong Ka Hing Andrew was appointed Chief Marketing Officer; and Xu Ming was appointed Chief Technology Officer.

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

From inception until we completed our reverse acquisition of Powertech Holdings, the principal business of the Company was a plan to establish a business to lease and sell certain items or means of what we referred to as eco-transport. These items are commonly known under the names: a Segway, a gyro-scooter or a self-balanced two-wheeled scooter, a self-balanced mono-wheeled scooter and a two-wheeled hoverboard. We expected our products and services to be demanded by establishments or enterprises or events, for instance, conferences held in large facilities, or touristic agencies and other establishments or organizations that face the problem of covering large distances by employees or visitors of theirs.

Reverse Acquisition of Powertech Holdings

On November 25, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Powertech Holdings Company Limited, a British Virgin Islands corporation (“Powertech Holdings”), and the holders of common shares of Powertech Holdings. The holders of the common stock of Powertech Holdings consisted of 48 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 6,000,000 shares of common stock in consideration for all the issued and outstanding shares in Powertech Holdings. Hak Yiu Ng, the Company’s sole officer and director, is the beneficial holder of 4,000,000 common shares, or 76.8%, of the issued and outstanding shares of Powertech Holdings. The effect of the issuance of the 6,000,000 shares issued under the Share Exchange Agreement is that the former shareholders of Powertech holdings acquired 61.2% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Ng was the holder of 3,000,000 shares of common stock, or 78.9%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Ng acquired 4,607,408 shares of common stock of the Company, by virtue of his 76.8% beneficial ownership of Powertech Holdings. The remaining 47 common shareholders of Powertech Holdings acquired 1,392,592 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 23.2% beneficial ownership of Powertech Holdings.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Ng is now the beneficial holder of 7,607,408 shares of common stock, or 77.6%, of the issued and outstanding shares of common stock of Powertech Holdings.

As a result of the share exchange, Powertech Holdings is now a wholly-owned subsidiary of the Company.

The share exchange transaction with Powertech Holdings was treated as a reverse acquisition, with Powertech Holdings as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Powertech Holdings.

On November 25, 2020, the Company’s Board of Directors approved a change in its fiscal year end from November 30 to December 31, effective beginning with the Company’s next fiscal year, which will now begin on January 1, 2021 and end on December 31, 2021 (the “New Fiscal Year”).

26

Organization & Subsidiaries

We have six operating subsidiaries, and our organizational structure is as follows:

Overview of Powertech Holdings

Our wholly owned subsidiary, Powertech Holdings was incorporated on September 21, 2020, in the British Virgin Islands.

The business of Powertech Holdings is now the principal business of the Company. Powertech Holdings is organized, through its subsidiaries, to provide renewable energy products and solutions to customers in Hong Kong.

Powertech Holdings principal administrative offices are located at Unit 17-18, 23/F, Metropole Square, 2 On Yiu Street, Sha Tin, New Territories, Hong Kong, and our telephone number is +852 3487-6330. Our website is www.sinopowersolar.com.hk.

Summary Financial Information

The tables and information below are derived from our audited consolidated financial statements as of December 31, 2020 and 2019.

	December 31, 2020	December 31, 2019
Financial Summary
Cash and Cash Equivalents	$160,594	$243,641
Total Assets	3,582,437	1,323,107
Total Liabilities	5,139,803	1,970,017
Total Stockholders’ Deficit	$1,557,366	646,910

27

Renewable Energy Segment in Hong Kong

Hong Kong is one of the most densely-populated regions in the world. According to the Census and Statistics Department of the Hong Kong SAR Government, the population of Hong Kong is estimated to be 7.52 million in mid-2019. The large population results in a serious energy demand in modern life.

Renewable energy (“RE”) is one of practical and affordable solutions to the energy needs in Hong Kong. According to the International Renewable Energy Agency, renewables could supply 80% of the world’s electricity by 2050. Although Hong Kong does not have favorable conditions for large-scale commercialized RE power generation, the government has applied RE on a wider and large scale by 2030 as according to the Hong Kong’s Climate Action Plan. Based on the currently mature and commercially available technologies, Hong Kong has about 3-4% of realizable RE potential arising from solar energy. The Hong Kong government spearhead to apply RE in a systematic manner, issue its environmental policy by specifying all new government buildings to have at least 10% rooftop space to install solar power system, while set up a strong budget to do retrofit work for all existing government and public buildings to install rooftop solar power system.

The Paris Agreement an ambitious multilateral treaty agreed in December 2015, succeeds the Kyoto Protocol that will expire in 2020. Hong Kong formally signed it on Earth Day, 22 April 2016, and the Paris Agreement came into force on 4th November 2016.

The key provisions of the Paris Agreement call for global actions to - achieve “peak” greenhouse gas (GHG) emissions as soon as possible and achieve a balance between carbon sources and sinks in the second half of the 21st century (i.e. to reach “carbon neutrality” between 2051 and 2100); and, keep global average temperature increase well below 2 degree relative to pre-industrial levels and to pursue efforts to limit it to 1.5 degree

To meet the requirement of the Paris Agreement, Hong Kong has set an ambitious carbon intensity target of 65% to 70% by 2030 using 2005 as the base, which is equivalent to 26% to 36% absolute reduction and a reduction to 3.3-3.8 tonnes on a per capita basis.

Our Product Portfolio

We invest, supply and install rooftop and greenfield solar system, and hydroponics farms. We license technology underlying patents for our following solar and hydroponic farming products:

1. Rooftop Solar Pergola for village houses (China Patent No. 2019202902287)

A solar pergola using 20 pcs of mono-crystaline solar panels mounted on resilient, high-tensile tempered aluminium structures, 2.5 m high pergoa which meets structural requirement of the Building Code, sustain the strongest typhoon wind load, rust-free and durable, free from daily maintenance. The law allows property owner of village house to use its 350 sq. ft rooftop space for solar power creation. This Rooftop Solar Pergola perfectly meets the need of the village house owners.

Video links:

https://www.youtube.com/watch?v=zqG_QoRnR1M

https://www.youtube.com/watch?v=xxmFHB3xszY

28

2. Rooftop Solar Glasshouse (Hong Kong Patent No. HK1258743)

A solar glasshouse, architect designed to meet the legal requirement of 2.5 meters high, with detachable wind shield and windows, using 20 mono crystaline solar panels mounted on resilient and high-tensile tempered aluminium structures, sustains the strongest wind load test, and can be easily detached and removed when relocation is needed. It offers perfect extra rooftop space for village house owners, and creates great value for house owners especially in such a densely populated city of Hong Kong. A 350 sq.ft house in Hong Kong can easily cost people HKD4 mil (USD 510,000), and we offer to market only HKD 150,000.

Video links:

https://www.youtube.com/watch?v=wtPABRl3v_E

3. Wheelset Solar Carport (China Patent No. 2018211576333)

Movable solar carport with wheels on the pillars, which allows end users to easily move and locate the carports to place as he needs, and at the same time get the best optimal sunshine for solar power harvest. With high efficient mono-crystaline solar panels on resilient and high-tensile tempered aluminium structure, it sustains strongest monsoon wind load, and at the same time require minimum daily maintenance.

Video links:

https://www.youtube.com/watch?v=QrlN1krWuUg

https://www.youtube.com/watch?v=JDPkK2NnE8M

https://www.youtube.com/watch?v=SU9yG7P5JKQ

29

4. Retractile Solar Carport (China Patent No. 201821962427X）

Aluminum alloyed retractile solar carpark pergola, with resilient aluminum structure, designed to let end users extend and retract one side of the carport to allow best utilization of space in densely populated city like Hong Kong, Japan and Singapore. The pergola can be easily moved and located to any place needed. It can be used in combination with Tesla’s energy storage device and EV charging station. It is perfect for end users who own temporarily idle land space.

5. UND (Up-N-Down) Solar Pergola (China Patent No. 2019212562934)

It is a solar pergola with built in motor lifter on each pillars that, allows end users to lift and lower the solar pergola levels when needed. It is perfect for the rooftop owners of very high buildings and of houses near the seashore where monsoon wind can be an issue in typhoon season. The solar pergola can be lowered down to about 1.5 m when typhoon is expected, and be lifted to 2.5 m high in normal days, by simple button press.

30

6. Hydroponic Solar Greenhouse (patent pending)

Specially designed hydroponic farming greenhouse, with 60% rooftop solar coverage for energy production. PERC Bifacial Mono-crystaline solar panels are installed on the greenhouse rooftop, leaving about 40% space for sunlight to penetrate to the hydroponic farming floor for crop lighting. Energy Storage device can be installed to harvest solar power in day time for use at night, by so doing, crops can be grown in expedited way by using solar powered LED lighting at night.

6. Tracker-run Solar Greenhouse (patent pending)

Solar greenhouse with solar tracker, where a computer programmed motor run tracking mechanism is built in to the rooftop structure, whereas the solar panels rotates according to the sun’s track, maintaining always 90 degree angle facing the sun, maximizing solar irradiation harvest which results in much higher solar power yield than conventional mounting structure. Power output is 15% higher than fixed tilt structural greenhouse. The motor is programmed in such a manner that, during typhoon day, it turns flat to avoid wind load, while when it rains, it rotates continuous to do auto-cleaning of the solar panels.

This product is denoted by the following features:

•	The optimum tracking angle is calculated using highly precise astronomical equations based on time, longitude and latitude information from a GPS sensor;

•	The current tilt angle is obtained from a sensor (e.g. an inclinometer); and

•	By coordinating the two angles, the control system instructs the tracking mounting system to follow the sun throughout the day, which increases the total amount of electrical energy produced.

7. RPP Solar Foundation (Hong Kong Patent No. HK1258742)

Using Recyclable PP material, die cast solar bucket is an ideal solar foundation that makes flat rooftop solar installation easy and quick. The RPP solar foundation past all static wind tunnel test that sustains strong typhoon wind pressure, and it flexible, durable and movable. It is highly recommended by all architect as the best rooftop solar solution in cities like Hong Kong, Singapore, Tokyo and Taipei. Using RPP solar foundation, a 10 days rooftop solar installation can be done within 2 days.

31

Video links:

https://www.youtube.com/watch?v=U5j9ccLN9Y8&t=28s

https://www.youtube.com/watch?v=26so7RDdKxE

8. Off-grid Flexible Solar Panel Solution for RV and Yachts:

Flexible Mono-crystaline solar panels, packed with hybrid inverter and battery which can be conveniently used to power cars, yacht, vans, or simply outdoor picnic cars. This is a very popular product lines in coastal cities as Hong Kong, Singapore, Kuala Lumpur, Tokyo, etc.

9. HDPE Floating Solar Deck:

For fishing ponds and water reservoir, HDPE Floating Solar Deck allows solar panels to be laid over the water surface, where solar panels creates solar power, and protect pond fish and prawns from direct sunshine. It helps making water conservation and at the same time making environmental protection of prohibiting over weeding on the fish ponds.

Our Main Projects:

We actively participate the renewable energy-related projects, as follows:

32

EMSD (Electrical and Mechanical Services Department) of Hong Kong Government is responsible to make retrofit work with solar on-grid solution in all 1200 schools, 1500 public toilets, and over 300 public housing estates in Hong Kong. The government as set up a HKD 800 million budget to setup rooftop solar power system in all government buildings and public housing buildings. Powertech’s subsidiary business vehicle, Sinopower Group has installed rooftop solar power system in 68 schools so far, and is planned to continue building 1200 school rooftop solar power systems in the next 18 months.

Link Real Estate Investment Trust (“Link REIT”) is the first real estate investment trust listed in Hong Kong, and currently Asia’s largest REIT and one of the world’s largest retail focused REITs in terms of market capitalization. Wholly owned by private and institutional investors, with 100% free float, Spanning Hong Kong, Beijing, Shanghai and Guangzhou, the portfolio owned by Link REIT consists of properties with about 9 million sq ft of retail space, around 61,000 car park spaces, and a multi-purpose project under development in Hong Kong, as well as properties with about 3 million sq ft of retail and office space in Mainland China. It is the desire of Link to make use the currently un-utilized rooftop space to install solar power system to serve the community with clean energy.

Link Asset Management Limited (“Link Asset Management”), (“Link”; Hong Kong stock code: 823), announced that it successfully priced its green convertible bonds (the “Bonds”) due 2024, raising HK$4 billion at 1.6% p.a., the lowest coupon rate achieved by Asian REITs over the past five years. Underscoring Link’s commitment to sustainable development, the green convertible bond issue marks the first ever green convertible bond globally in the real estate sector and for Hong Kong issuers. Link is committed to build in all the shopping malls rooftop solar power system. And so far, Powertech have completed 3 projects for LINK.

33

Our Business model and Business Strategy:

EPC (Engineer, Procurement and Construction): For government and for pseudo-government organisations, and some of the industrial clients who owns industrial and commercial builders, we offer one stop solution of EPC services, whereas we design, engineer, procure, and install solar power system for the clients on BOT basis. Our business strategy for these group of clients is to offer full set of value added service, not only doing solar power system installation, but also service like water-proof works, building repairing works. This distinguished us from our competitors that, we carry out waterproof work on the Premises before installing the System by laying over an aluminium foil waterproof asphalt self-adhesive membrane (asphalt base/butyl/ rubber group) to the entire roof of each of the Buildings up to 300mm of the parapet wall. The asphalt self adhesive membrane stop water leakage problem and at the same time act as reflective layer for solar irradiation to back sides of bi-facial solar panels, which result in higher solar yield. We tailor made all solar mounting system of each project to meet the stringent demand of the legal wind code, making third party wind tunnel test to make sure the system is safe and durable.

Since the fourth quarter of 2020, we have developed and built the solar plant system and generated some income from the sale of the electricity under the government program.

Intellectual Property

Our primary patents, all of which are registered in Hong Kong or China, are discussed under the heading “Exclusive Patent License Agreements,” beginning on page 4 of this Current Report on Form 8-K. Additionally, we rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks.

Exclusive Patent License Agreements

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with Fushan Baohua Renewable Energy Co Ltd (PRC) (“Fushan Baohua”), an entity duly formed and existing under the laws of the People’s Republic of China (the “Fushan Baohua License Agreement”), pursuant to which the Company has licensed from Fushan Baohua the patents for the technology underlying Liftable Soar Pergola, Expandable Soar Pergola and Foldable Solar Pergola products of the Company. The term of the Fushan Baohua License Agreement is for the terms of the underlying patents and covers all countries and territories in the world. The Liftable Soar Pergola patent expires on August 5, 2029, the Expandable Soar Pergola patent expires on August 2, 2029, and the Foldable Solar Pergola patent expires on August 2, 2029. The Company paid consideration of $10.00 for entering into the Fushan Baohua License Agreement. Fushan Baohua is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with PowerWatt Engineering Co. Ltd. (“PowerWatt Engineering”), an entity duly formed an existing under the laws of Hong Kong, (the “PowerWatt Engineering License Agreement”), pursuant to which the Company has licensed from PowerWatt Engineering the patents for the technology underlying the Foldable Solar Pergola, The Solar Photovoltaic Sunlight House, and RPP Ballast Solar System products of the Company. The term of the PowerWatt Engineering License Agreement is for the terms of the underlying patents and covers all countries and territories in the world. The Foldable Solar Pergola patent expires on November 26, 2028, the Solar Photovoltaic Sunlight House patent registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 2, 2027, and the RPP Ballast Solar System registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 5, 2027. The Company paid consideration of $10.00 for entering into the PowerWatt Engineering License Agreement. PowerWatt Engineering is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

Competition

We believe that there are about 20 market competitors with business in Hong Kong, but by registered capital, we are largest, and now about 30% of total market share. Some of our major competitors are: Nefin Solar Asset Limited, Amosolar Limited, CLP Energy Services (Holding) Limited, and Widex Solar Energy Technology Limited.

34

Government Regulation and Approvals

We are subject to the general laws in Hong Kong and China governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

Product liability claims may arise if any of our solar and hydroponic products have a harmful effect on a consumer, who may make a claim for damages or compensation as an injured party. The General Principles of the Civil Law of HKSAR, states that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

We are subject to a number of local laws and regulations that involve matters such as privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

Employees

As of the date hereof, we have 30 full-time employees.

Description of Properties

Our executive offices are located at Unit 17-18, 23/F, Metropole Square, 2 On Yiu Street, Sha Tin, New Territories, Hong Kong, and our telephone number is +852 3487-6330. We do not own any real estate or other physical properties.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PROPERTIES

Our executive offices are located at Unit 17-18, 23/F, Metropole Square, 2 On Yiu Street, Sha Tin, New Territories, Hong Kong.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since August 25, 2020, our common stock has been quoted on the OTCPink tier of the OTC Markets Group Inc., under the symbol “FLDI.” On September 22, 2021, the closing bid price on the OTCPink tier for our common stock was $6.00.

35

Stockholders

As of the date of this Prospectus, there were 9,800,000 shares of common stock issued and outstanding held by approximately 121 stockholders of record.

Transfer Agent

Our transfer agent is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, New York 11598, and whose telephone number is (212) 828-8436.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

Recent Sales of Unregistered Securities

None.

Securities Authorized for Issuance Under Equity Compensation Plans

On October 19, 2020, the Company approved its 2020 Stock Incentive Plan (the “Plan”) and authorized the Hak Yiu Ng, the Company’s President, to issue up to 9,800,000 shares of common stock under the Plan. As of the date of this Prospectus, _________ shares of common stock are issued under the Plan, and ____________ shares of common stock are remaining authorized shares for issuance under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

OVERVIEW

The Company was incorporated in the State of Nevada on July 5, 2016, and established a fiscal year end of November 30.

On June 26, 2020, Milena Topolac Tomovic, the then major shareholder, entered into a Stock Purchase Agreement with Hak Yiu Ng (“New Majority Shareholder”) wherein Milena Topolac Tomovic sold 3,000,000 shares of the Company’s common stock, representing approximately 78.9% of all issued and outstanding shares to Mr. Wu.

Effective from July 6, 2020, Milena Topolac Tomovic resigned as a director, and from the offices of President, Secretary and Treasurer of, the Company. Immediately prior to such resignation, Ms. Topolac Tomovic, as the sole member of the board of directors at such time, appointed Hak Yiu Ng as a director, and as President, Secretary and Treasurer of the Company. Mr. Wu is currently the Company’s sole officer and director.

Giving effect to the transactions under the Stock Purchase Agreement, Mr. Wu is now the beneficial holder of 3,000,000 shares of common stock, or 78.9%, of the issued and outstanding shares of common stock of the Company.

36

Going Concern

To date the Company has little operations or revenues and consequently has incurred recurring losses from operations. No revenues are anticipated until we complete the financing we endeavor to obtain and implement our initial business plan. The ability of the Company to continue as a going concern is dependent on raising capital to fund our business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company plans to raise additional funds through debt or equity offerings. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue. Management believes that if we are successful in raising $750,000, we will be able to generate sales revenue within the following twelve months thereof. However, if such public financing is not available, we could fail to satisfy our future cash requirements. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue. Management believes that if subsequent private placements are successful, we will be able to generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through a private placement offering we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the Company is highly dependent upon the success of the anticipated private placement offering and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

PLAN OF OPERATION

We are a development stage corporation and have not yet generated or realized any revenues from our business. In the next 12 months, we plan to increase our revenues by garnering more customers. The Company intends to develop a renewable energy service business in Hong Kong.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a startup company and currently do not have employees other than Hak Yiu Ng, our sole officer and director. We intend to hire employees on an as needed basis.

Offices

Our business address is at Unit 17-18, 23/F, Metropole Square, 2 On Yiu Street, Sha Tin, New Territories, Hong Kong. We do not pay any lease and there is no agreement to pay any lease in the future. Our telephone number is (852) 3487 6330.

37

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Comparison of the Three Months Ended March 31, 2021 and 2020

The following table sets forth certain operational data for the periods indicated:

	Three Months Ended March 31,
	2021	2020
Revenues, net	$796,301	$743,166
Cost of revenue	(432,675)	(626,187)
Gross profit	363,626	116,979
Sales and marketing expenses	(99,317)	(58,620)
General and administrative expenses	(273,445)	(269,573)
Total operating expenses	(372,762)	(328,193)
Total other expenses	(26,078)	(893)
Loss Before Income Taxes	(35,214)	(212,107)
Income tax expense	-	-
Net loss	(35,214)	(212,107)

Revenue. We generated revenues of $796,301 and $743,166 for the three months ended March 31, 2021 and 2020. The increase is revenue is attributable to the completion of renewable energy projects and solutions during 2021, whose contracts were entered into during 2020.

During the three months ended March 31, 2021, the following customer accounted for 10% or more of our total net revenues:

	Three months ended March 31, 2021		March 31, 2021
	Revenues	Percentage of revenues	Accounts receivable
The incorporation owners of 18 Rosewood	$122,415	15.3%	$-

During the three months ended March 31, 2020, there is no single customer who accounted for 10% or more of our total net revenues.

Cost of Revenue. Cost of revenue included material supplies, labor and sub-contractor fees. The increase of cost of revenue is attributable to the launch of renewable energy projects and solutions.

Gross Profit. We achieved a gross profit of $363,626 and $116,979 for the three months ended March 31, 2021 and 2020, respectively. The increase in gross profit is primarily attributable to the completion of renewable energy projects and solutions during 2021 fiscal quarter.

Sales and Marketing Expenses (“S&M”). We incurred S&M expenses of $99,317 and $58,620 for the three months ended March 31, 2021 and 2020, respectively. The increase in G&A is primarily attributable to more marketing expense in the launch of our renewable energy projects and solutions.

38

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $273,445 and $269,573 for the three months ended March 31, 2021 and 2020, respectively. The increase in G&A is primarily attributable to more overheads and staff expense in the launch of our renewable energy projects and solutions.

Other Income (Expenses), net. We incurred net other expenses of $26,078 and $893 for the three months ended December 31, 2021 and 2020, respectively. Our net other expenses for the three months ended March 31, 2021 and 2020 consisted primarily of loan interest, interest on lease liabilities and interest income.

Income Tax Expense. We recorded income tax expense of $0 and $0 for the three months ended March 31, 2021 and 2020. No income expense was incurred for the three months ended March 31, 2021 and 2020.

Net Loss. During the three months ended March 31, 2021, we incurred a net loss of $35,214, as compared to $212,107 for the three months ended March 31, 2020.

Liquidity and Capital Resources and Cash Requirements

As of March 31, 2021, we had cash and cash equivalents of $347,751, deposits, prepayments and other receivables of $1,138,055, contract assets of $1,796,744 and accounts and retention receivables of $42,228.

As of December 31, 2020, we had cash and cash equivalents of $160,594, accounts and retention receivables of $83,169, deposits, prepayments and other receivables of $1,031,566, and contract assets of $1,800,332.

We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months.

	Three Months Ended March 31,
	2021	2020
Net cash (used in) provide by operating activities	$(522,759)	$140,222
Net cash used in investing activities	-	(810)
Net cash provided by (used in) financing activities	183,928	(18,575)

Net Cash (Used In) Provided By Operating Activities.

For the three months ended March 31, 2021, net cash used in operating activities was $522,759, which consisted primarily of a net loss of $35,214, offset by a decrease in accounts and retention receivables of $40,941, an increase in deposits, prepayments and other receivables of $106,489, a decrease in contract assets of $3,588, a decrease in contract liabilities of $544,872, an increase in operating lease liabilities of $1,166, an increase in accrued liabilities and other payables of $196,614, a decrease in accounts payables of $114,657, depreciation of plant and equipment of $4,584, depreciation of energy assets of $6,355 and depreciation of right-of-use assets of $25,225.

For the three months ended March 31, 2020, net cash provided by operating activities was $140,2221, which consisted primarily of a net loss of $212,108, offset by a decrease in accounts and retention receivables of $46,773, an increase in deposits, prepayments and other receivables of $5,233, a decrease in contract assets of $239,259, an increase in contract liabilities of $105,247, a decrease in accrued liabilities and other payables of $54,103, an increase in operating lease liabilities of $940, depreciation of plant and equipment of $1,571 and depreciation of right-of-use assets of $17,876.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities.

For the three months ended March 31, 2021, net cash used in investing activities was $0.

39

For the three months ended March 31, 2020, net cash used in investing activities was $810, consisting primarily of purchases of plant and equipment of $810.

Net Cash Provided By (Used In) Financing Activities.

For the three months ended March 31, 2021, net cash provided by financing activities was $183,928, consisting primarily of advances from a director of $691,999, advance from related companies of $40,985 and payment of lease liabilities of $26,297.

For the three months ended March 31, 2020, net cash used in financing activities was $18,575, consisting primarily payment of lease liabilities of $18,575.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Subsequent Events

None through date of this filing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the year such director or officer commenced serving in such capacity:

Name	Age	Positions

Hak Yiu NG	58	President, Treasurer and Chairman of the Board of Directors
HUANG Zhen Kun	40	Chief Executive Officer and Director
LAU Kit Yan, Mark	40	Chief Financial Officer, Secretary and Director
POON To Ming	63	Chief Operating Officer
WONG Ka Hing Andrew	43	Chief Marketing Officer
XU Ming	35	Chief Technology Officer

Hak Yiu NG

President, Treasurer and Chairman of the Board of Directors

Hak Yiu NG, also known as and previously disclosed on Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2020, as “Benson Wu,” has served as our President, Treasurer and a Director since May 27, 2020. Mr. Ng also served as Secretary from July 6, 2020 until November 25, 2020, and on November 25, 2020, Mr. Ng became Chairman of the Board of Directors. Since May 2018, Mr. Ng has served as the Chairman of SinoPower Holding (Hong Kong) Co. Ltd. (“Sinopower”), one of our subsidiaries, based in Hong Kong, since 2018, and served as a director of Sinopower from 2009 to 2018. Since 2018, Mr. Ng has also served an investment consultant to Victor Aluminum Group. Mr. Ng attended The Hong Kong Polytechnic University from 1984 to 1987, where he obtained a degree in Business Management. He subsequently obtained an MBA from the University of South Australia, which he attended in 1991 and 1992. Mr. Ng’s knowledge of Sinopower and his business experience led to our conclusion that Mr. Ng should be serving as a member of our board of directors in light of our business and structure.

40

HUANG Zhen Kun

Chief Executive Officer and Director

HUANG Zhen Kun has served as our Chief Executive Officer and a Director since November 25, 2020. Since June 2016, Mr. Huang has served as Chief Executive Officer of SinoPower Holding (Hong Kong) Co., Ltd., one of our subsidiaries. From June 2016 until April 2018, Mr. Huang served as General Manager for Shenzhen City E-Parking Intelligent Holding Co., Ltd. From May 2017 until April 2018, Mr. Huang served as General Manager for Shenzhen City E-Parking Intelligent Holding Co., Ltd. From January 2009 until May 2016, Mr. Huang served as Sale Director of Israel ROMIDOT Ltd., and from December 2005 until December 2008, he served as Israel ROMIDOT Ltd.’s Marketing Manager. In 2014, Mr. Huang obtained an undergraduate degree from Guangdong University of Finance, in China. Mr. Huang’s management experience and skills led to our conclusion that he should serve as a director in light of our business and structure.

LAU Kit Yan, Mark

Chief Financial Officer, Secretary and Director

LAU Kit Yan, Mark has served as our Chief Financial Officer, Secretary and a Director since November 25, 2020. From May 2019 to April 2020, Mr. Lau served as Senior Manager, performing finance and accounting functions, for Synergy Solution Management Group Limited, of Hong Kong. Mr. Lau has over 20 years’ work experience in finance, accounting, corporate finance and organization strategic planning. In 2012, Mr. Lau obtained a Bachelor of Accountancy from the University of South Australia. Mr. Lau’s background in finance and accounting led to our conclusion that he should serve as a director in light of our business and structure.

POON To Ming

Chief Operating Officer

POON To Ming has served as our Chief Operating Officer since November 25, 2020. Since December 2019, Mr. Poon has served as Chief Operating Officer of SinoPower Holding (Hong Kong) Co., Ltd., one of our subsidiaries. Since 2012, Mr. Poon has served Founding Chairman of HK21 Youth Association. Since 2013, Mr. Poon has served as Chief Executive Officer of HK Hydroponics Planting Group Limited. Since 2014, Mr. Poon has served as Chief Executive Officer of Smart Green Farm. From 1978 until 2012, Mr. Poon served as a Royal Hong Kong Police Officer. He received the Outstanding Police Officer Award in Hong Kong from 2005 until 2009, and the Civil Service Outstanding Service Award in Hong Kong in 2007 and 2009.

WONG Ka Hing Andrew

Chief Marketing Officer

WONG Ka Hing Andrew has served as our Chief Marketing Officer since November 25, 2020. Since January 2019, Mr. Wong has served as Chief Marketing Officer of SinoPower Holding (Hong Kong) Co., Ltd., one of our subsidiaries. From January 2013 to January 2019, Mr. Wong served as Project Manager for GL Events Hong Kong Ltd. From 2013 to 2019, Mr. Wong served as a Director of Inspiration IT (HK) Ltd. In 2012, Mr. Wong obtained a bachelor degree from Hong Kong Baptist University.

XU Ming

Chief Technology Officer

XU Ming has served as our Chief Technology Officer since November 25, 2020. Since January 2019, Mr. Xu has served as Chief Technology Officer of SinoPower Holding (Hong Kong) Co., Ltd., one of our subsidiaries. From January 2017 until December 2018, Mr. Xu was Senior Project Manager at Guangdong Quanmei Energy Group. From December 2018 until December 2019, Mr. Xu was Technical Director at Sunlight New Energy (Guangzhou) Co., Ltd. From April 2015 until January 2017, Mr. Xu was Technical Manager at Shenzhen City Rui Tai Solar Engineering Co., Ltd. In 2008, Mr Xu obtained a bachelor degree from Hetao University of Inner Mongolia, in China.

41

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Director Independence

Our board of directors is currently composed of three members, none of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that a director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

•

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

•

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

42

Significant Employees and Consultants

As of the date of this Prospectus, the Company has no significant employees, other than its officers and directors acting in such capacity. The Company is managed by its six officers, three of whom also serve as directors.

Audit Committee and Conflicts Of Interest

Since we do not have an audit, compensation or governance and nominating committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Family Relationships

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Stockholder Communications with the Board Of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

Employment Agreements

We have no employment agreements with our officers, directors or any other person.

Indemnification Agreements

We have no indemnification agreements with our officers, directors or any other person.

Family Relationships

No family relationships exist between our officers and directors or any person who is an affiliate of the Company.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our principal executive officer and principal financial officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal periods ended December 31, 2020 and 2019. Other than as set forth below, no executive officer’s total annual compensation exceeded $100,000 during our last fiscal period.

43

Name and				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation($)	Compensation($)	Compensation($)	Total ($)
Milena	2020	0	0	0	0	0	0	0	0
Topolac Tomovic (1)	2019	0	0	0	0	0	0	0	0

Hak Yiu	2020	0	0	0	0	0	0	0	0
Ng (2)	2019	0	0	0	0	0	0	0	0

Huang	2020	0	0	0	0	0	0	0	0
Zhen Kun (3)	2019	0	0	0	0	0	0	0	0

Lau Kit	2020	0	0	0	0	0	0	0	0
Yan, Mark (4)	2019	0	0	0	0	0	0	0	0

Poon To	2020	0	0	0	0	0	0	0	0
Ming (5)	2019	0	0	0	0	0	0	0	0

Wong Ka Hing	2020	0	0	0	0	0	0	0	0
Andrew (6)	2019	0	0	0	0	0	0	0	0

Xu	2020	0	0	0	0	0	0	0	0
Ming (7)	2019	0	0	0	0	0	0	0	0

___________

(1) Appointed President, Secretary, Treasurer and a Director on July 5, 2016; resigned from all such positions on July 6, 2020.

(2) Appointed President, Secretary, Treasurer and a Director on July 6, 2020. Appointed as Chairman of the Board of Directors and resigned as Secretary on November 25, 2020.

(3) Appointed Chief Executive Officer and a Director on November 25, 2020.

(4) Appointed Chief Financial Officer, Secretary and a Director on November 25, 2020.

(5) Appointed Chief Operating Officer on November 25, 2020.

(6) Appointed Chief Marketing Officer on November 25, 2020.

(7) Appointed Chief Technology Officer on November 25, 2020.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

The Company has no employment agreements with its officers or any significant employee and did not enter into any employment contracts, termination of employment, or change-in-control arrangements during the year ended December 31, 2020.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

44

Option Exercises and Fiscal Year-End Option Value Table

We have not issued nor have a stock option plan and as such, there were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended December 31, 2020:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Milena Topolac Tomovic (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Hak Yiu Ng (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Huang Zhen Kun (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Lau Kit Yan, Mark (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Poon To Ming (5)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Wong Ka Hing (6)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Xu Ming (7)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

45

 _____________

(1)	Appointed President, Secretary, Treasurer and a Director on July 5, 2016; resigned from all such positions on July 6, 2020.

(2) Appointed President, Secretary, Treasurer and a Director on July 6, 2020. Appointed as Chairman of the Board of Directors and resigned as Secretary on November 25, 2020.

(3) Appointed Chief Executive Officer and a Director on November 25, 2020.

(4) Appointed Chief Financial Officer, Secretary and a Director on November 25, 2020.

(5) Appointed Chief Operating Officer on November 25, 2020.

(6) Appointed Chief Marketing Officer on November 25, 2020.

(7) Appointed Chief Technology Officer on November 25, 2020.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended December 31, 2020, provided for or contributed to by our company.

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Milena Topolac Tomovic (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Hak Yiu Ng (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Huang Zhen Kun (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lau Kit Yan, Mark (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1)	Appointed President, Secretary, Treasurer and a Director on July 5, 2016; resigned from all such positions on July 6, 2020.

(2) Appointed President, Secretary, Treasurer and a Director on July 6, 2020. Appointed as Chairman of the Board of Directors and resigned as Secretary on November 25, 2020.

(3) Appointed Chief Executive Officer and a Director on November 25, 2020.

(4) Appointed Chief Financial Officer, Secretary and a Director on November 25, 2020.

We currently do not pay any compensation to our directors for serving on our board of directors.

46

Narrative to Director Compensation Table

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the previous table.

No compensation solely in his capacity as a director of the Company. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of March 25, 2021, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,800,000 shares of our common stock issued and outstanding as March 25, 2021. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Hak Yiu Ng (3)	7,607,408	77.6%
Common Stock	Huang Zhen Kun (4)	230,371	2.3%
Common Stock	Lau Kit Yan, Mark (5)	172,788	1.7%
Common Stock	Poon To Ming (6)	34,788	*
Common Stock	Wong Ka Hing Andrew (7)	74,870	*
Common Stock	Xu Ming (8)	74,870	*
All directors and executive officers as a group (6 persons)		8,195,095	83.6%

______________

(1) As of November 25, 2020, we had 9,800,000 shares of common stock outstanding.

(2) Unless otherwise noted, the address of each person listed is c/o Folkup Development Inc., Unit 17-18, 23/F, Metropole Square, 2 On Yiu Street, Sha Tin, New Territories, Hong Kong, and our telephone number is +852 3487-6330.

(3) Appointed President, Secretary, Treasurer and a Director on July 6, 2020. Appointed as Chairman of the Board of Directors and resigned as Secretary on November 25, 2020.

(4) Appointed Chief Executive Officer and a Director on November 25, 2020.

(5) Appointed Chief Financial Officer, Secretary and a Director on November 25, 2020.

(6) Appointed Chief Operating Officer on November 25, 2020.

(7) Appointed Chief Marketing Officer on November 25, 2020.

(8) Appointed Chief Technology Officer on November 25, 2020.

*Less than 1%.

47

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On November 25, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Powertech Holdings Company Limited, a British Virgin Islands corporation (“Powertech Holdings”), and the holders of common shares of Powertech Holdings. The holders of the common stock of Powertech Holdings consisted of 48 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 6,000,000 shares of common stock in consideration for all the issued and outstanding shares in Powertech Holdings. Hak Yiu Ng, the Company’s sole officer and director, is the beneficial holder of 4,000,000 common shares, or 76.8%, of the issued and outstanding shares of Powertech Holdings. The effect of the issuance of the 6,000,000 shares issued under the Share Exchange Agreement represents 61.2% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Ng was the holder of 3,000,000 shares of common stock, or 78.9%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Ng acquired 4,607,408 shares of common stock of the Company, by virtue of his 76.8% beneficial ownership of Powertech Holdings. The remaining 47 common shareholders of Powertech Holdings acquired 1,392,592 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 23.2% beneficial ownership of Powertech Holdings.

Giving effect to the transactions under the Share Exchange Agreement, Mr. Ng is now the beneficial holder of 7,607,408 shares of common stock, or 77.6%, of the issued and outstanding shares of common stock of the Company.

As a result of the share exchange, Powertech Holdings is now a wholly-owned subsidiary of the Company.

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with Fushan Baohua Renewable Energy Co Ltd (PRC) (“Fushan Baohua”), an entity duly formed and existing under the laws of the People’s Republic of China (the “Fushan Baohua License Agreement”), pursuant to which the Company has licensed from Fushan Baohua the patents for the technology underlying Liftable Soar Pergola, Expandable Soar Pergola and Foldable Solar Pergola products of the Company. The term of the Fushan Baohua License Agreement is for the terms of the underlying patents and covers all counties and territories in the world. The Liftable Soar Pergola patent expires on August 5, 2029, the Expandable Soar Pergola patent expires on August 2, 2029, and the Foldable Solar Pergola patent expires on August 2, 2029. The Company paid consideration of $10.00 for entering into the Fushan Baohua License Agreement. Fushan Baohua is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

Effective November 25, 2020, the Company entered into an Exclusive Patent License Agreement with PowerWatt Engineering Co. Ltd. (“PowerWatt Engineering”), an entity duly formed an existing under the laws of Hong Kong, pursuant to which the Company has licensed from PowerWatt Engineering the patents for the technology underlying the Foldable Solar Pergola, The Solar Photovoltaic Sunlight House, and RPP Ballast Solar System products of the Company. The term of the PowerWatt Engineering License Agreement is for the terms of the underlying patents and covers all territories in the world. The Foldable Solar Pergola patent expires on November 26, 2028, the Solar Photovoltaic Sunlight House patent registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 2, 2027, and the RPP Ballast Solar System registered in China expires on March 7, 2029, and registered in Hong Kong expires on August 5, 2027. The Company paid consideration of $10.00 for entering into the PowerWatt Engineering License Agreement. PowerWatt Engineering is controlled by Hak Yiu Ng, the President, Chairman of the Board of Directors and majority stockholder of the Company.

48

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Our board of directors has not separately designated and standing committees. Accordingly, the duties customarily performed by an audit committee, compensation committee, and governance and nominating committee are performed by our board of directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2020 and 2019 have been audited by JP Centurion & Partners PLT, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated in the applicable prospectus supplement, Law Offices of Thomas Puzzo, PLLC, will provide opinions regarding the validity of the shares of our Common Stock. Law Offices of Thomas Puzzo, PLLC may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

JP Centurion & Partners PLT, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

49

FOLKUP DEVELOPMENT INC.

INDEX TO FINANCIAL STATEMENTS

Fiscal Years ended December 31, 2020 and 2019 (Audited)

Three months ended March 31, 2021 and 2020 (Unaudited)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

FOLKUP DEVELOPMENT INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Folkup Development Inc. (the ‘Company’) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, as of December 31, 2020, the Company has suffered from an accumulated deficit of $1,906,054 and working capital deficit of $1,814,519. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ JP CENTURION & PARTNERS, PLT

JP CENTURION & PARTNERS, PLT

March 31, 2021

We have served as the Company’s auditor since 2020.

Kuala Lumpur, Malaysia

F-2

FOLKUP DEVELOPMENT INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$160,594	243,641
Accounts and retention receivables	83,169	155,221
Deposits, prepayments and other receivables	1,031,566	95,999
Purchase deposits	1,800,332	676,090

Total current assets	3,075,661	1,170,951

Non-current assets:
Energy assets	285,236	-
Plant and equipment	64,161	21,362
Right-of-use assets	157,379	130,794

Total non-current assets	506,776	152,156

TOTAL ASSETS	$3,582,437	$1,323,107

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Contract liabilities	$2,158,374	$1,558,161
Accounts payables	1,100,268	-
Accrued liabilities and other payables	129,393	152,299
Operating lease liabilities	88,537	70,375
Borrowings	588,279	-
Amount due to a director	825,329	129,199

Total current liabilities	4,890,180	1,910,034

Non-current liability
Operating lease liabilities	68,961	59,983
Borrowings	180,662	-

TOTAL LIABILITIES	5,139,803	1,970,017

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 75,000,000 shares authorized; 9,800,000 and 6,000,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	9,800	6,000
Additional paid in capital	351,583	351,583
Accumulated other comprehensive loss	(7,120)	(3,760)
Accumulated deficit	(1,906,054)	(1,000,733)

Total Folk Development Inc. shareholders’ deficit	(1,551,791)	(646,910)
Non-controlling interest	(5,575)	-
	(1,557,366)	(646,910)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,582,437	$1,323,107

See accompanying notes to consolidated financial statements.

F-3

FOLKUP DEVELOPMENT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Revenue, net	$2,593,376	2,150,997

Cost of revenue	(2,050,375)	(1,805,076)

Gross profit	543,001	345,921

Operating expenses:
Sales and marketing expenses	(518,481)	(267,126)
General and administrative expenses	(912,095)	(617,005)
Professional fee	(35,412)	(61,320)
Total operating expenses	(1,465,988)	(945,451)

Other income (expense):
Interest income	51	231
Sundry income	85,374	358
Interest expense	(69,663)	-

Total other income	15,762	589

LOSS BEFORE INCOME TAXES	(907,225)	(598,941)

Income tax expense	-	-

NET LOSS	(907,225)	(598,941)

Net loss attribute to non-controlling interest	5,704	-

Net loss attributable to Folkup Development Inc.	(901,521)	(598,941)

Other comprehensive loss:
Foreign currency translation loss	(3,360)	(3,902)

COMPREHENSIVE LOSS	$(910,585)	$(602,843)

Net loss per share – Basic and diluted	$(0.14)	$(0.10)

Weighted average common shares outstanding – Basic and diluted	6,384,153	6,000,000

See accompanying notes to consolidated financial statements.

F-4

FOLKUP DEVELOPMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Cash flow from operating activities:
Net loss	$(907,225)	$(598,941)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of energy assets	3,703	-
Depreciation of plant and equipment	18,340	6,073
Depreciation of right-of-use assets	78,953	11,818
Loss on disposal of plant and equipment	-	3,369

Change in operating assets and liabilities:
Accounts and retention receivables	72,052	(155,221)
Deposits, prepayments and other receivables	(935,567)	(76,502)
Purchase deposits	(1,124,242)	(316,669)
Contract liabilities	600,213	845,549
Accounts payables	1,100,268	-
Accrued liabilities and other payables	(22,906)	66,103
Net cash used in operating activities	(1,116,411)	(214,421)

Cash flow from investing activities:
Purchase of plant and equipment	(61,052)	(15,150)
Purchase of energy assets	(288,940)	-
Proceeds from disposal of plant and equipment	-	385

Net cash used in investing activities	(349,992)	(14,765)

Cash flow from financing activities:
Proceeds from borrowings	768,941	-
Advances from a director	696,259	314,432
Payment of lease liabilities	(78,396)	(12,252)

Net cash generated from financing activities	1,386,804	302,180

Effect on exchange rate change on cash and cash equivalents	(3,448)	(3,937)

Net change in cash and cash equivalents	(83,047)	69,057

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	243,641	174,584

CASH AND CASH EQUIVALENTS, END OF YEAR	$160,594	$243,641

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$66,064	$-

See accompanying notes to consolidated financial statements.

F-5

FOLKUP DEVELOPMENT INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional	Accumulated other	Non-		Total
	No. of shares	Amount	paid in capital	comprehensive (loss) income	controlling interest	Accumulated deficit	stockolder’s deficit

Balance as of January 1, 2019 (restated)	6,000,000	$6,000	$351,583	$142	$-	$(401,792)	$(44,067)
					-
Foreign currency translation adjustment	-	-	-	(3,902)	-	-	(3,902)
Net loss for the year	-	-	-	-	-	(598,941)	(598,941)

Balance as of December 31, 2019	6,000,000	$6,000	$351,583	$(3,760)	$-	$(1,000,733)	$(646,910)

Balance as of January 1, 2020	6,000,000	$6,000	$351,583	$(3,760)	$-	$(1,000,733)	$(646,910)

Shares issued for acquisition of legal acquirer	3,800,000	3,800	-	-	-	(3,800)	-
Non-controlling interest from investment in a subsidiary	-	-	-	-	129	-	129
Foreign currency translation adjustment	-	-	-	(3,360)	-	-	(3,360)
Net loss for the year	-	-	-	-	(5,704)	(901,521)	(907,225)

Balance as of December 31, 2020	9,800,000	$9,800	$351,583	$(7,120)	$(5,575)	$(1,906,054)	$(1,557,366)

See accompanying notes to consolidated financial statements.

F-6

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Folkup Development Inc. (“the Company” or “FLDI”) was incorporated on July 5, 2016 under the laws of the State of Nevada. The Company through its subsidiaries, mainly provides the renewable energy products and solutions to the customers in Hong Kong.

On November 25, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Powertech Holdings Company Limited (“PHCL”), a limited liability company incorporated in British Virgin Islands, and its shareholders. Pursuant to the Share Exchange Agreement, the shareholders of PHCL agree to sell its aggregate of 5,209,000 ordinary shares representing 100% of the issued and outstanding ordinary shares of PHCL. As consideration, the shareholders of PHCL were received 6,000,000 shares of the Company’s common stock, at a value of $4.5 per share, for an aggregate value of $27 million.

Because the Company is a shell company, PHCL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, PHCL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of PHCL, and the Company’s assets, liabilities and results of operations will be consolidated with PHCL beginning on the acquisition date. PHCL was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (PHCL). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

On November 25, 2020, the Company’s Board of Directors approved a change in its fiscal year end from November 30 to December 31, effective beginning with the Company’s next fiscal year, which will now begin on January 1, 2021 and end on December 31, 2021 (the “New Fiscal Year”).

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

Powertech Holdings Company Limited	British Virgin Islands	Investment holding	5,209,000 ordinary shares at par value of US$0.0001	100%

Sinopower Holdings International Co. Limited	Hong Kong	Sales and marketing	1,000 ordinary shares for HK$1,000	100%

SinoPower Solar Energy Engineering Co. Limited	Hong Kong	Solar-related projects	10,000 ordinary shares for HK$10,000	100%

SinoPower Holding (Hong Kong) Co. Limited	Hong Kong	Engineering design, installation and construction of solar power system and project development	1,000,000,000 ordinary shares for HK$10,000,001	100%

SolarPower Investment Company Limited (formerly Byconcept Hong Kong Co. Limited)	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Energy Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Investment Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

HongKong Hydroponics Company Limited	Hong Kong	Operation of hydroponics business	10,000 ordinary shares for HK$10,000	90%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

F-7

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from a working capital deficit and an accumulated deficit of $1,814,519 and $1,906,054 at December 31, 2020, respectively. The Company incurred a continuous loss of $907,225 during the year ended December 31, 2020. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through December 31, 2021 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and 2019, there was no allowance for doubtful accounts.

Included in accounts receivables and retention receivables of $76,784 and $6,385 as of December 31, 2020 and 2019, respectively. Retention receivables are interest-free and recoverable at the end of the retention period of one to two years.

F-8

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Purchase deposits

Purchase deposits represent deposit payments made to vendors for procurement, which are interest-free, unsecured and relieved against accounts payable when materials are received by the Company.

•	Energy assets

Energy assets consist of cost of materials, outside contract services, deposits and project development costs incurred in connection with the construction of renewable energy plants which are owned by the Company. These amounts are capitalized and amortized to cost of revenues in the consolidated statements of operations on a straight-line basis over the terms of the related contracts.

Routine maintenance costs are expensed as incurred in the consolidated statements of operations to the extent that such maintenance do not extend the life of the asset.

•	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as energy assets and plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

F-9

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2020 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2020, and to its existing contracts for which revenue earned through December 31, 2019 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company recognizes revenue when or as it satisfies a performance by transferring a good or service to the customer at a point in time, generally upon the completion of the projects under fixed price contracts. Under these fixed price contracts, the Company receives an agreed-upon amount for providing products and services specified in the contract, a profit or loss is recognized depending on whether actual costs are more or less than the agreed upon amount. Revenue from the sale of electricity to an electricity supplier in Hong Kong is recognized at the time the electricity is supplied from the energy assets on the basis of periodic meter readings. Revenues are measured at the fair value of the consideration received or receivable, which is calculated based on the predetermined tariff established by the electricity supplier under certain government program.

Contract assets primarily relate to the Company’s rights to consideration for work completed but not billed as of the balance sheet date on contracts with customers. The contract assets are transferred to receivables when the rights become unconditional. The Company has contract assets on contracts that are generally long-term and have revenues that are recognized upon the completion.

Contract liabilities primarily related to billings and payments received in advance of revenue recognized. As of December 31, 2020 and 2019, the Company received cash consideration from customers before the performance obligations were satisfied.

•	Cost of revenues

Cost of revenues consists primarily of raw materials, the fees paid to contractors and labor costs, which are directly attributable to the construction of solar-related projects.

Cost of revenues also include the share of electricity revenue generated, and the costs of maintaining and operating the renewable energy assets which owned by the Company, including the depreciation charge.

F-10

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2020 and 2019.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Year-end HKD:US$ exchange rate	0.12898	0.12840
Annual average HKD:US$ exchange rate	0.12892	0.12762

F-11

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements.  For the years ended December 31, 2020 and 2019, the Company operates in one reportable operating segment in project construction.  Since the fourth quarter of 2020, the Company has commenced the sale of electricity through the energy assets.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2020 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

F-12

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-13

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts and retention receivables, deposits, prepayments and other receivables, amount due from a director, contract assets and liabilities, accrued liabilities and other payables, operating lease liabilities and amount due to a director, approximate their fair values because of the short maturity of these instruments.

F-14

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Recently Adopted Accounting Standards

In June 2016, the FASB issued guidance that affects loans, trade receivables and any other financial assets that have the contractual right to receive cash. Under the new guidance, an entity is required to recognize expected credit losses rather than incurred losses for financial assets. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The Company adopted the new guidance effective January 1, 2020, with no material impact to the Company’s consolidated financial position, results of operations or cash flows.

In August 2018, the FASB issued guidance which modifies certain disclosure requirements over fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, including all interim periods within that fiscal year. The Company adopted the new guidance effective January 1, 2020. The Company does not currently classify any of its derivative contracts or restoration plan assets as Level 3 assets or liabilities, nor did the Company have any transfers amongst fair value levels during the year ended December 31, 2020. As a result, the guidance did not have an impact on Company’s the fair value measurement disclosures upon adoption.

In January 2017, the FASB issued guidance which eliminates the second step from the traditional two-step goodwill impairment test. Under current guidance, an entity performed the first step of the goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount; if an impairment loss was indicated, the entity computed the implied fair value of goodwill to determine whether an impairment loss existed, and if so, the amount to recognize. Under the new guidance, an impairment loss is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value (the Step 1 test), with no further testing required. Any impairment loss recognized is limited to the amount of goodwill allocated to the reporting unit. The new guidance is effective for public companies that are Securities and Exchange Commission (“SEC”) registrants for fiscal years beginning after December 15, 2019. The Company adopted the new guidance on January 1, 2020, and applied the guidance prospectively to its goodwill impairment tests.

Accounting Standards Not Yet Adopted as of December 31, 2020

In December 2019, the FASB issued new guidance to simplify the accounting for income taxes by removing certain exceptions to the general principles and also simplification of areas such as franchise taxes, step-up in tax basis goodwill, separate entity financial statements and interim recognition of enactment of tax laws or rate changes. The new guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

F-15

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In March 2020, the FASB issued guidance to address certain accounting consequences from the anticipated transition from the use of the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The new guidance contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance is optional and may be elected over time as reference rate reform activities occur. During the year ended December 31, 2020, the Company elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based on matches the index of the corresponding derivatives. Application of these expedients preserves the presentation of derivatives consistent with past presentation. The Company continues to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

4. ENERGY ASSETS

Energy assets consisted of the following:

	As of December 31,
	2020	2019

Energy assets	$288,940	$-
Less: accumulated depreciation	(3,703)	-
Less: foreign translation difference	(1)	-
	$285,236	$-

Depreciation expense for the years ended December 31, 2020 and 2019 were $3,703 and $0, respectively.

5. PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	As of December 31,
	2020	2019

Office equipment	$21,668	$15,638
Furniture and fixtures	18,178	14,827
Leasehold improvement	51,671	-
Foreign translation difference	225	88
	91,742	30,553
Less: accumulated depreciation	(27,478)	(9,138)
Less: foreign translation difference	(103)	(53)
	$64,161	$21,362

Depreciation expense for the years ended December 31, 2020 and 2019 were $18,340 and $6,073, respectively.

F-16

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

6. AMOUNT DUE TO A DIRECTOR

As of December 31, 2020 and 2019, the Company’s director, Mr. Ng made temporary advances to the Company for its working capital, which is unsecured, interest-free and has no fixed terms of repayment.

7. LEASE

As of December 31, 2020, the Company entered into one workshop under operating lease with a lease term of 2 years, commencing from November 16, 2020.

Right of use assets and lease liability – right of use are as follows:

	As of December 31
	2020	2019

Right-of-use assets	$157,379	$130,794

The lease liability – right of use is as follows:

	As of December 31
	2020	2019

Current portion	$88,537	$70,375
Non-current portion	68,961	59,983

Total	$157,498	$130,358

The weighted average discount rate for the operating lease is 2.75%.

As of December 31, 2020, the operating lease payment of $157,498 will become matured in the next 12 months.

8. BORROWINGS

As of December 31, 2020, the borrowings consisted of the followings:

	As of December 31
	2020	2019

Bank loans	$253,005	$-
Other borrowings	515,936	-

Total	$768,941	$-

Current portion	$588,279	$-
Non-current portion	180,662	-

Total	$768,941	$-

The borrowings are due to two financial institutions in Hong Kong which are repayable in a term of 1 to 3 years, with 12 to 36 monthly installments at interest rate ranging from 2.75% to 20.25% per annum.

At December 31, 2020, the borrowings of the Company were secured by:

●	Personal guarantee by the directors of the Company; and

●	Legal charge over the leasehold land and buildings owned by the Company’s director and a related party, Mr. Ng Hak Yiu and Mr. Lo Man Hoi;

9. STOCKHOLDERS’ DEFICIT

Common stock

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 25, 2020, the Company issued 6,000,000 shares of its common stock to consummate the reverse acquisition with Powertech Holdings Company Limited.

As of December 31, 2020, the Company has a total of 9,800,000 shares of its common stock issued and outstanding.

F-17

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

10. LOSS PER SHARE

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per share”. Basic net income (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2020 and 2019:

	Years ended December 31
	2020	2019

Net loss for the year	$907,225	$598,941

Weighted average common shares outstanding:
-Basic and diluted	6,384,153	6,000,000

Net loss per share
-Basic and diluted	$(0.14)	$(0.10)

11. INCOME TAX

The Company is subject to taxes in the governing jurisdictions in which its subsidiaries operate. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

United States

The Company is registered in the State of Nevada and is subject to the tax laws of United States.

The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented. Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in November 2020.

For the years ended December 31, 2020 and 2019, there was no operation in the United States of America.

F-18

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019

Loss before income taxes	$(907,225)	$(598,941)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(149,692)	(98,825)
Tax effect of non-deductible items	5,313	1,171
Tax effect of non-taxable items	(3,769)	(2,890)
Net operating loss	148,148	100,544
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019

Deferred tax assets:
Net operating loss carryforwards
- United States	$-	$-
- Hong Kong	148,148	100,544

	148,148	100,544
Less: valuation allowance	(148,148)	(100,544)
Deferred tax assets, net	$-	$-

As of December 31, 2020, the Company has provided for a full valuation allowance against the deferred tax assets of $148,148 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-19

FOLKUP DEVELOPMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12. PENSION COSTS

The Company is required to make contribution to their employees under a government mandatory defined contribution scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2020 and 2019, $32,523 and $17,942 contributions were made accordingly.

13. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and have no fixed terms of repayment.

For the years ended December 31, 2020 and 2019, the Company purchased the materials totaling $124,061 and $1,205,571 from its related companies, respectively.

Also, for the years ended December 31, 2020 and 2019, the Company was granted with the right to use the patents to their products at no fee charge by its related companies, which were controlled by the director of the Company. The management determined that such cost was nominal and did not recognize the patent expense in its financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

14. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2020 and 2019, the customers who accounts for 10% or more of the Company’s revenues and its outstanding receivable balances as at year-end dates, are presented as follows:

	Year ended December 31, 2020			December 31, 2020
Customer	Revenues	Percentage of revenues		Accounts receivable

Customer A	$901,643	35%		$32,427
Customer B	504,093	19%		-

Total:	$1,405,736	54%	Total:	$32,427

	Year ended December 31, 2019			December 31, 2019
Customer	Revenues	Percentage of revenues		Accounts receivable

Customer C	$336,080	16%		$-

Total:	$336,080	16%	Total:	$-

All of the Company’s major customers are located in Hong Kong.

F-20

(b) Major vendors

For the year ended December 31, 2020, one vendor represented more than 10% of the Company’s purchases. This vendor accounted for 17% of the Company’s purchases amounting to $349,276 with $487,948 accounts payables at December 31, 2020.

For the year ended December 31, 2019, one vendor, a related company to the Company, accounts for 10% or more of the Company’s purchases. This vendor accounted for 67% of the Company’s purchases amounting to $1,205,571 with $0 account payable at December 31, 2019.

All of the Company’s major vendors are located in Hong Kong and the People’s Republic of China.

(c) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from borrowings. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2020, borrowings were at variable interest rates.

(d) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(e) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(f) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15. COMMITMENTS AND CONTINGENCIES

As of December 31, 2020 and 2019, the Company has no material commitments or contingencies.

16. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020, up through the date the Company issued the audited consolidated financial statements. During the period, the Company had no material subsequent events.

F-21

FOLKUP DEVELOPMENT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$347,751	$160,594
Accounts and retention receivables	42,228	83,169
Deposits, prepayments and other receivables	1,138,055	1,031,566
Purchase deposits	1,796,744	1,800,332

Total current assets	3,324,778	3,075,661

Non-current assets:
Energy assets	397,360	285,236
Plant and equipment	59,409	64,161
Right-of-use assets	131,769	157,379

Total non-current assets	588,538	506,776

TOTAL ASSETS	$3,913,316	$3,582,437

LIABILTIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Contract liabilities	$1,613,502	$2,158,374
Accounts payable	1,105,231	1,100,268
Accrued liabilities and other payables	326,007	129,393
Operating lease liabilities	70,458	88,537
Bank and other borrowings	617,932	588,279
Amount due to related companies	40,985	-
Amount due to a director	1,517,328	825,329

Total current liabilities	5,291,443	4,890,180

Non-current liabilities:
Operating lease liabilities	61,524	68,961
Bank and other borrowings	148,862	180,662

TOTAL LIABILITIES	210,386	5,139,803

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 75,000,000 shares authorized; 9,800,000 shares issued and outstanding	9,800	9,800
Additional paid in capital	351,583	351,583
Accumulated other comprehensive loss	(3,078)	(7,120)
Accumulated deficit	(1,936,988)	(1,906,054)

Total deficit of Folkup Development Inc.	(1,578,683)	(1,551,791)
Non-controlling interest	(9,830)	(5,575)
Total deficit	(1,588,513)	(1,557,366)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,913,316	$3,582,437

See accompanying notes to condensed consolidated financial statements.

F-22

FOLKUP DEVELOPMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2021	2020

Revenue, net	$796,301	$743,166

Cost of revenue	(432,675)	(626,187)

Gross profit	363,626	116,979

Operating expenses:
Sales and marketing expenses	(99,317)	(58,620)
General and administrative expenses	(262,260)	(256,118)
Professional fee	(11,185)	(13,455)
Total operating expenses	(9,136)	(328,193)

Other (expense) income:
Interest income	4	5
Interest expenses	(26,082)	(898)

Total other (expenses) income	(26,078)	(893)

LOSS BEFORE INCOME TAXES	(35,214)	(212,107)

Income tax expense	-	-

NET LOSS	(35,214)	(212,107)

Less: Net loss attributable to non-controlling interests	(4,280)	-

Net loss attributable to stockholders of Folkup Development Inc.	$(30,934)	$(212,107)

See accompanying notes to condensed consolidated financial statements.

F-23

FOLKUP DEVELOPMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2021	2020

NET LOSS	$(30,934)	$(212,107)

Other comprehensive income:
Foreign currency translation gain	4,042	(3,457)

Total comprehensive loss	(26,892)	(215,564)
Less: Comprehensive gain attributable to non-controlling interests	25	-

Total comprehensive loss attributable to stockholders of Folkup	$(26,867)	$(215,564)

See accompanying notes to condensed consolidated financial statements.

F-24

FOLKUP DEVELOPMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2021	2020

Cash flow from operating activities:
Net loss	$(35,214)	$(212,107)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of plant and equipment	4,584	1,571
Depreciation of energy assets	6,355	-
Depreciation of right-of-use assets	25,225	17,876

Change in operating assets and liabilities:
Accounts and retention receivables	40,941	46,773
Deposits, prepayments and other receivables	(106,489)	(5,233)
Contract assets	3,588	239,259
Contract liabilities	(544,872)	105,247
Operating lease liabilities	1,166	940
Accounts payables	(114,657)	-
Accrued liabilities and other payables	196,614	(54,103)

Net cash (used in) generated from operating activities	(522,759)	140,223

Cash flow from investing activities:
Purchases of plant and equipment	-	(810)

Net cash used in investing activities	-	(810)

Cash flow from financing activities:
Advance from a director	691,999	-
Advance from related companies	40,985	-
Payment of lease liabilities	(26,297)	(18,575)

Net cash generated from (used in) financing activities	183,928	(18,575)

Effect on exchange rate change on cash and cash equivalents	3,229	(3,115)

Net change in cash and cash equivalents	187,157	117,723

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	160,594	243,641

CASH AND CASH EQUIVALENTS, END OF PERIOD	$347,751	$361,364

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$24,917	$-

See accompanying notes to condensed consolidated financial statements.

F-25

FOLKUP DEVELOPMENT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended March 31, 2021 and 2020
	Common stock		Additional paid-	Accumulated other comprehensive	Accumulated	Non-contolling	Total stockholders’
	No. of shares	Amount	in capital	(loss) income	losses	interest	deficit

Balance as of January 1, 2021	9,800,000	$9,800	$351,583	$(7,120)	$(1,906,054)	$(5,575)	$(1,557,366)

Foreign currency translation adjustment	-	-	-	4,042	-	25	4,067
Net loss for the period	-	-	-	-	(30,934)	(4,280)	(35,214)

Balance as of March 31, 2021	9,800,000	$9,800	$351,583	$(3,078)	$(1,936,988)	$(9,830)	$(1,588,513)

Balance as of January 1, 2020	6,000,000	$6,000	$351,583	$(3,760)	$(1,000,733)	$-	$(646,910)

Foreign currency translation adjustment	-	-	-	(3,457)	-	-	(3,457)
Net loss for the period	-	-	-	-	(212,107)	-	(212,107)

Balance as of March 31, 2020	6,000,000	$6,000	$351,583	$(7,217)	$(1,212,840)	$-	$(862,474)

See accompanying notes to condensed consolidated financial statements.

F-26

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Folkup Development Inc. (“the Company” or “FLDI”) was incorporated on July 5, 2016 under the laws of the State of Nevada. The Company through its subsidiaries, mainly provides the renewable energy products and solutions to the customers in Hong Kong.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

SinoPower Holdings International Co. Limited	Hong Kong	Sales and marketing	1,000 ordinary shares for HK$1,000	100%

SinoPower Solar Energy Engineering Co. Limited	Hong Kong	Solar-related projects	10,000 ordinary shares for HK$10,000	100%

Sinopower Holding (Hong Kong) Co. Limited	Hong Kong	Engineering design, installation and construction of solar power ststem and project development	1,000,000,000 ordinary shares for HK$10,000,001	100%

SolarPower Investment Company Limited (formerly Byconcept Hong Kong Co. Limited)	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Energy Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

SinoPower Solar Investment Co. Limited	Hong Kong	Dormant	10,000 ordinary shares for HK$10,000	100%

HongKong Hydroponics Company Limited	Hong Kong	Operation of hydroponics projects	10,000 ordinary shares for HK$10,000	90%

F-27

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from continuing loss from its inception, with an accumulated deficit of $1,936,988 and working capital deficit of $1,966,665, at March 31, 2021. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through March 31, 2021 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•    Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in U.S. Dollars in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended March 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021.

•    Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

F-28

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•    Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•    Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•    Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2021 and December 31, 2020, there was no allowance for doubtful accounts.

Included in accounts receivables are retention receivables of $6,387 and $40,169 as of March 31, 2021 and December 31, 2020. Retention receivables are interest-free and recoverable at the end of the retention period of one to two years.

•    Energy assets

Energy assets consist of cost of materials, outside contract services, deposits and project development costs incurred in connection with the construction of renewable energy plants which owned by the Company. These amounts are capitalized and amortized to cost of revenues in the consolidated statements of operations on a straight-line basis over the lives of the related assets or the terms of the related contracts.

Routine maintenance costs are expensed as incurred in the consolidated statements of operations to the extent that such maintenance do not extend the life of the asset.

F-29

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•    Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful lives
Office equipment	5 years
Furniture and fixtures	5 years
Motor vehicle	3.33 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended March 31, 2021 and 2020 were $xxx and $xxx, respectively.

•    Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company recognizes revenue when or as it satisfies a performance by transferring a good or service to the customer at a point in time, generally upon the completion of the projects under fixed price contracts. Under these fixed price contracts, the Company receives an agreed-upon amount for providing products and services specified in the contract, a profit or loss is recognized depending on whether actual costs are more or less than the agreed upon amount.

Contract assets primarily relate to the Company’s rights to consideration for work completed but not billed as of the reporting date on contracts with customers. The contract assets are transferred to receivables when the rights become unconditional. The Company has contract assets on contracts that are generally long-term and have revenues that are recognized upon the completion.

F-30

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Contract liabilities primarily related to billings and payments received in advance of revenue recognized. As of March 31, 2021 and December 31, 2020, the Company received cash consideration from customers before the performance obligations were satisfied.

•    Cost of revenue

Cost of revenue consists primarily of raw materials, the fees paid to contractors and labor costs, which are directly attributable to the construction of solar-related projects.

•    Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•    Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three months ended March 31, 2021 and 2020.

•    Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

F-31

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Translation of amounts from HKD into US$ has been made at the following exchange rates for the period ended March 31, 2021 and 2020:

	2021	2020
Period-end HKD:US$ exchange rate	0.12903	0.12754
Period average HKD:US$ exchange rate	0.12890	0.12757

•    Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•    Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2020 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

F-32

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•    Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•    Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-33

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•    Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts and retention receivables, deposits, prepayments and other receivables, amount due from a director, contract assets and liabilities, accrued liabilities and other payables, operating lease liabilities and amount due to a director, approximate their fair values because of the short maturity of these instruments.

•    Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-34

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

In December 2019, the FASB issued ASU No 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

4. BALANCE WITH A DIRECTOR AND RELATED COMPANIES

As of March 31, 2021 and December 31, 2020, the Company’s director and a related company made temporary advances to the Company for its working capital, which is unsecured, interest-free and has no fixed terms of repayment.

5. LEASE

As of March 31, 2021 and December 31, 2020, the Company entered into one workshop under operating lease with a lease term of 2 years, commencing from November 16, 2020.

F-35

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Right of use assets and lease liability – right of use are as follows:

	March 31, 2021	December 31, 2020

Right-of-use assets	$131,769	$157,379

The lease liability – right of use is as follows:

	March 31, 2021	December 31, 2020

Current portion	$70,458	$88,537
Non-current portion	61,524	68,961

Total	$131,982	$157,498

The weighted average discount rate for the operating lease is 2.75%.

As of March 31, 2021, the operating lease payment of $70,458 will become mature in the next 12 months.

6. BORROWINGS

As of March 31, 2021 and December 31, 2020, the borrowings consisted of the followings:

	March 31, 2021	December 31, 2020

Bank loans	$252,299	$253,005
Other borrowings	514,495	515,936

Total	766,794	768,941

Current portion	617,932	588,279
Non-current portion	148,862	180,662

	$766,794	$768,941

The borrowings are due to two financial institutions in Hong Kong which are repayable in a term of 1 to 3 years, with 12 to 36 monthly installments at interest rate ranging from 2.75% to 20.25% per annum.

At March 31, 2021, the borrowings of the Company were secured by:

•	Personal guarantee by the directors of the Company; and

•	Legal charge over the leasehold land and buildings owned by the Company’s director and a related party, Mr. Ng Hak Yiu and Mr. Lo Man Hoi.

F-36

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

7. STOCKHOLDERS’ DEFICIT

Common stock

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

Issued and outstanding shares

As of March 31, 2021 and December 31, 2020, the Company has a total of 9,800,000 and 9,800,000 shares of its common stock issued and outstanding.

8. INCOME TAX

The Company is subject to taxes in the governing jurisdictions in which its subsidiaries operate. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

United States

The Company is registered in the State of Nevada and is subject to the tax laws of United States.

The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented. Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in November 2020.

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the period ended March 31, 2021 and 2020 is as follows:

	Three months ended March 31,
	2021	2020

Loss before income taxes	$(35,214)	$(212,107)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(5,810)	(34,998)
Tax effect of non-deductible items	4,162	2,950
Tax effect of non-taxable items	(1)	(1)
Net operating loss	1,649	32,049
Income tax expense	$-	$-

F-37

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Deferred tax assets:
Net operating loss carryforwards	$149,797	$148,148
Less: valuation allowance	(149,797)	(148,148)
Deferred tax assets, net	$-	$-

As of March 31, 2021, the operation in Hong Kong incurred $907,861 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiry. The Company has provided for a full valuation allowance against the deferred tax assets of $149,797 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

9. RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and have no fixed terms of repayment.

For the three months ended March 31, 2021 and 2020, the Company has purchased materials amounted to $0 and $31,480, respectively, from its related company, Powerwatt Engineering Company Limited.

Also, for the three months ended March 31, 2021 and 2020, the Company was granted with the right to use the patents to their products at no fee charge by its related companies, which were controlled by the director of the Company. The management determined that such cost was nominal and did not recognize the patent expense in its financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three months ended March 31, 2021, there is one single customer who accounts for 15.3% of the Company’s revenues with $0 of accounts receivables.

For the three months ended March 31, 2020, there is no single customer who accounts for 10% or more of the Company’s revenues.

F-38

FOLKUP DEVELOPMENT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

(b) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(d) Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank and other borrowings. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of March 31, 2021, bank and other borrowings were at fixed rates.

11. COMMITMENTS AND CONTINGENCIES

As of March 31, 2021, the Company has no material commitments or contingencies.

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2021, up through the date the Company issued the unaudited condensed consolidated financial statements. During the period, the Company had the following material subsequent events.

F-39

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

FOLKUP DEVELOPMENT INC.

5,000,000 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2021 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2021

50

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount ($)
SEC Registration Fee	$565.42
Accounting Fees	3,500.00
Printing Costs	1,500.00
Legal fees and expenses	20,000.00
TOTAL	$25,565.42

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada Revised Statutes, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

None.

51

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description

2.1

Share Exchange Agreement, dated November 25, 2020, by and among Folkup Development Inc., a Nevada corporation, Powertech Holdings Company Limited, a British Virgin Islands corporation, and the holders of common stock of Powertech Holdings Company Limited. (1)

3.1	Articles of Incorporation, dated July 5, 2016 (2)
3.2	Bylaws (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered *
10.1

Exclusive Patent License Agreement, dated November 25, 2020, by and between the Folkup Development, Inc., a Nevada corporation, and Fushan Baohua Renewable Energy Co Ltd (PRC), an entity duly formed and existing under the laws of the People’s Republic of China. (2)

10.2

Exclusive Patent License Agreement, dated November 25, 2020, by and between the Folkup Development, Inc., a Nevada corporation, and PowerWatt Engineering Co. Ltd., an entity duly formed an existing under the laws of Hong Kong. (2)

21.1	Subsidiaries of the Registrant *
23.1	Consent of JP Centurion & Partners PLT *
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in Exhibit 5.1).*

_______________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 333-216921) dated filed with the Securities and Exchange Commission on November 27, 2020.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-216921), filed with the Securities and Exchange Commission on March 24, 2017.

*Filed herewith.

52

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

53

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, Special Administrative Region of the People’s Republic of China, on July 20, 2021.

FOLKUP DEVELOPMENT INC.

Date: July 20, 2021	By:	/s/ Hak Yiu Ng
	Name:	Hak Yiu Ng
	Title:	President (principal executive officer)

Date: July 20, 2021	By:	/s/ Lau Kit Yan, Mark
	Name:	Lau Kit Yan, Mark
	Title:	Chief Financial Officer (principal accounting officer and principal financial officer)

54

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hak Yiu Ng, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Folkup Development Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: July 20, 2021	By:	/s/ Hak Yiu Ng
	Name:	Hak Yiu Ng
	Title:	President, Treasurer, and Chairman of the Board of Directors (principal executive officer)

Date: July 20, 2021	By:	/s/ Huang Zhen Kun
	Name:	Huang Zhen Kun
	Title:	Chief Executive Officer

Date: July 20, 2021	By:	/s/ Lau Kit Yan, Mark
	Name:	/s/ Lau Kit Yan, Mark
	Title:	Chief Financial Officer, Secretary and Director (principal accounting officer and principal financial officer)

Date: July 20, 2021	By:	/s/ Poon To Ming
	Name:	Poon To Ming Chief Operating Officer

Date: July 20, 2021	By:	/s/ Wong Ka Hing Andrew
	Name:	Wong Ka Hing Andrew
	Title:	Chief Marketing Officer

Date: July 20, 2021	By:	/s/ Xu Ming
	Name:	Xu Ming
	Title:	Chief Technology Officer

55